UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

THE ALKALINE WATER COMPANY INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38754	99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8541 E. Anderson Drive, Suite 100
 Scottsdale, Arizona, United States 85255
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.001 per share	WTER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 13, 2023, The Alkaline Water Company Inc. (the "Company") received a deficiency letter from the Listing Qualifications Department (the "Staff") of The Nasdaq Stock Market LLC ("Nasdaq"), notifying the Company that for the last 30 consecutive business days, the Company's minimum Market Value of Listed Securities ("MVLS") was below the minimum of US$35 million required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the "Market Value Standard"). The Staff also noted that the Company does not meet the requirements under Nasdaq Listing Rules 5550(b)(1) Equity Standard and 5550(b)(3) and Net Income Standard.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has been given 180 calendar days, or until October 10, 2023, to regain compliance with the Market Value Standard. To regain compliance with the Market Value Standard, the MVLS for the Company's common stock must be at least US$35 million for a minimum of 10 consecutive business days at any time during this 180-day period. If the Company regains compliance with the Market Value Standard, the Staff will provide the Company with written confirmation and will close the matter.

If the Company does not regain compliance with the Market Value Standard by October 10, 2023, Nasdaq will provide notice that the Company's securities are subject to delisting from the Nasdaq Capital Market. At that time, the Company may appeal the Staff's delisting determination to a Hearings Panel (the "Panel"). There can be no assurance that, if the Company does appeal a delisting determination by the Staff to the Panel, such appeal would be successful.

The Company intends to monitor the MLVS between now and October 10, 2023, and may, if appropriate, evaluate available options to resolve the deficiency under the Market Value Standard and regain compliance with the Market Value Standard. The Company may also try to comply with another Nasdaq listing criteria, such as the ones under Nasdaq Listing Rule 5550(b)(1) Equity Standard. However, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Frank Chessman

Frank Chessman

Chief Executive Officer

April 19, 2023